UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 12, 2018

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	000-13396	25-1450605
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

CNB BANK

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) became law. The Act amends the Internal Revenue Code to reduce tax rates and modify policies, credits, and deductions for individuals and businesses. For businesses, the Act reduces the corporate tax rate from a maximum of 35% to 21%. The rate reduction is effective January 1, 2018.

As of November 30, 2017, CNB Financial Corporation (the “Corporation”) had a net deferred tax asset totaling approximately $6.5 million. Under U.S. Generally Accepted Accounting Principles, the Corporation uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Corporation’s net deferred tax asset of $6.5 as of November 30, 2017 was determined based on the then-current enacted federal tax rate of 35% prior to passage of the Act. As a result of the reduction in the corporate tax rate to 21% from 35% under the Act, the Corporation will revalue its net deferred tax asset as of December 31, 2017. The Corporation estimates that this will result in a reduction of the value of its net deferred tax asset of approximately $2.6 million, which will be recorded as additional income tax expense in the Corporation’s consolidated statement of income for the fourth quarter of 2017, representing approximately ($0.17) per diluted share based on estimated fourth quarter weighted average diluted shares of 15.3 million.

The Corporation’s revaluation of its net deferred tax asset is subject to further clarifications of the Act that cannot be estimated at this time. As such, the Corporation is unable to make a final determination of the impact on the quarterly and year-to-date earnings for the period ending December 31, 2017 at this time and, therefore, the reduction of the Corporation’s net deferred tax asset may vary materially from the estimated amount.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Corporation’s preliminary conclusion that it will need to reduce the value of its net deferred tax asset and the timing and estimated amount of such write-down. Words such as “expect,” “estimate,” “approximately,” “preliminary,” “may” and variations of such words and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned that such forward-looking statements, which are not historical fact, involve risks and uncertainties, including uncertainties in the Corporation’s preliminary review of, and additional analysis of, the impact of the Act, as well as additional risks and uncertainties detailed under the section “Risk Factors” in Part I, Item 1A of the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the Corporation’s subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), all of which are available on the SEC’s website (www.sec.gov) or at the Corporation’s website (www.cnbbank.bank). As such, actual results could differ materially from those contemplated by the forward-looking statements made in this Current Report on Form 8-K. Management believes the expectations in these forward-looking statements are based upon reasonable assumptions within the bounds of management’s knowledge of the Corporation’s business and operations. The Corporation disclaims any responsibility to update these forward-looking statements to reflect events or circumstances after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CNB Financial Corporation

Date: January 12, 2018	By:	/s/ Brian W. Wingard
Brian W. Wingard
Treasurer